EXHIBIT I

EIB GROUP

CONSOLIDATED BALANCE SHEET AS AT 30 JUNE 2005

(in EUR ’000)

ASSETS		30.06.2005		31.12.2004
1. Cash in hand, balances with central banks and post office banks		6,564		30,667

2. Treasury bills eligible for refinancing with central banks		2,776,916		2,848,658

3. Loans and advances to credit institutions
a) repayable on demand	177,071		198,171
b) other loans and advances	22,597,094		18,006,219
c) loans (Note B)	108,591,348		103,474,340

		131,365,513		121,678,730

4. Loans and advances to customers
a) loans (Note B)	132,048,296		121,917,721
b) specific provisions	- 241,000		- 239,000

		131,807,296		121,678,721
5. Debt securities including fixed-income securities
a) issued by public bodies	1,282,051		1,339,988
b) issued by other borrowers	8,403,241		7,968,522

		9,685,292		9,308,510
6. Shares & other variable-yield securities		1,159,943		1,048,108

7. Intangible assets		5,938		6,569

8. Property, furniture and equipment		167,786		138,791

9. Other assets
a) sundry debtors	466,232		406,856
b) positive replacement values	13,577,707		9,519,791

		14,043,939		9,926,647

10. Subscribed capital and receivable on reserves, called but not paid		1,951,409		1,917,869

11. Prepayments and accrued income		19,216		6,373

		292,989,812		268,589,643

The bracketed notes refer to the Notes to the Consolidated Financial Statements

LIABILITIES		30.06.2005		31.12.2004
1. Amounts owed to credit institutions

a) with agreed maturity dates or periods of notice	879,648		396,043

		879,648		396,043

2. Debts evidenced by certificates (Note C)
a) debt securities in issue	247,540,269		217,740,896
b) others	1,231,684		1,192,101

		248,771,953		218,932,997

3. Other liabilities
a) interest subsidies received in advance	242,855		247,493
b) sundry creditors	1,096,953		1,148,644
c) sundry liabilities	23,293		22,275
d) negative replacement values	10,811,647		17,296,794

		12,174,748		18,715,206

4. Accruals and deferred income		81,093		99,612

5. Provisions for liabilities and charges

a) staff pension fund	723,034		682,883
b) provision for guarantees issued in respect of loans granted by third parties	22,000		22,000
c) provision for guarantees issued in respect of venture capital operations	51,139		51,249

		796,173		756,132

6. Minority interests		227,524		239,621

7. Capital
- Subscribed	163,653,737		163,653,737
- Uncalled	- 155,471,050		- 155,471,050

		8,182,687		8,182,687

8. Consolidated reserves
a) reserve fund	16,365,374		16,365,374
b) additional reserves	1,830,607		558,079

		18,195,981		16,923,453
9. Funds allocated to structured finance facility		500,000		500,000
10. Funds allocated to venture capital operations		1,679,333		1,755,067
11. Fund for general banking risks after appropriation		915,000		915,000
12. Profit for the financial year:
Before appropriation from Fund for general banking risks	585,672		1,038,825
Appropriation for the year from Fund for general banking risks	0		135,000

Profit to be appropriated		585,672		1,173,825

		292,989,812		268,589,643

CONSOLIDATED PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED 30 JUNE 2005

(in EUR ‘000)

			30.06.2005		30.06.2004		31.12.2004
1.	Interest and similar income		4,995,158		4,463,029		9,158,771
2.	Interest and similar charges		- 4,064,711		- 3,566,690		- 7,463,862
3.	Commission income		33,378		32,424		56,358
4.	Commission expense		- 268		15		- 73
5.	Result on financial operations		- 210,381		- 45,406		- 159,526
6.	Other operating income		6,012		5,901		17,811
7.	General administrative expenses		- 136,347		- 125,264		- 343,225
	a) staff costs	- 108,045		- 93,967		- 272,131
	b) other administrative costs	- 28,302		- 31,297		- 71,094

8.	Depreciation and amortisation		- 7,862		- 7,218		- 18,632
	a) intangible assets	- 1,391		- 831		- 3,778
	b) tangible assets	- 6,471		- 6,387		- 14,854

9.	Credit loss expense		0		- 4,000		- 60,000
10.	Impairment on shares and other variable yield securities		0		0		- 27,305
11.	Impairment on venture capital operations		- 19,390		- 40,064		- 81,554
12.	Provision for guarantees issued		- 1,738		- 1,688		- 28,825

13.	Net profit from ordinary activities		593,851		711,039		1,049,938
14.	Minority interests		- 8,179		- 6,871		- 11,113

15.	Profit for the period		585,672		704,168		1,038,825
15.	Appropriation from Fund for general banking risks		0		0		135,000

16.	Profit to be appropriated		585,672		704,168		1,173,825

CONSOLIDATED CASH FLOW STATEMENT AS AT 30 JUNE 2005

(in EUR ’000)

	30.06.2005	30.06.2004
A. Cash flows from operating activities :
Profit for the half year	585,672	704,168
Adjustments :
Unwinding of the discount relating to capital and reserve called, but not paid	- 33,540	- 12,782
Allowance to provision for guarantees issued	- 110	1,500
Depreciation and amortization on tangible and intangible assets	7,862	7,218
Impairment on venture capital operations	19,390	40,064
Decrease in accruals and deferred income	- 18,519	- 8,447
Decrease in prepayment and accrued income	- 5,554	- 1,531
Investment portfolio amortisation	10,076	39,135
Changes in replacement values on fair value hedges (other than derivatives on borrowing’s activity)	- 292,834	- 606,036
Profit on operating activities :	272,443	163,289

Net loans disbursements	- 18,325,536	- 19,630,111
Repayments	10,246,183	12,661,150
Effects of exchange rate changes on loans	- 6,129,284	- 3,379,430
Increase in prepayments and accrued income on loans	- 145,889	- 155,423
Adjustments of loans (fair value hedge relationship)	- 893,059	63,079
Increase in operational portfolio	- 445,344	- 341,453
Increase in venture capital operations	- 106,440	- 89,007
Specific provision on loans and advances	2,000	4,000
Increase in shares and other variable yield securities	- 650	- 1,633
(Increase) / Decrease in securitised loans	- 504,355	64,157
(Increase) / Decrease in assets	- 59,338	125,947

Net cash from operating activities	- 16,089,269	- 10,515,435

B. Cash flows from investing activities :
Sales of securities	183,099	243,257
Purchases of securities	- 239,371	- 291,922
Purchase of land, buildings and furniture	- 35,466	- 9,501
Purchase in intangible fixed assets	- 760	- 416

Net cash from investing activities	- 92,498	- 58,582

C. Cash flows from financing activities :

Issue of borrowings	27,332,022	31,307,409
Redemption of borrowings	- 16,125,585	- 12,927,246
Effects of exchange rate changes on borrowings and swaps	6,965,469	3,506,538
Adjustment of borrowings (fair value hedge relationship)	7,027,680	- 1,395,423
Changes in replacement values on fair value hedge	- 7,012,563	1,407,626
Increase in accrual and deferred income on borrowing and swaps	152,509	94,592
Increase / (Decrease) in commercial paper	1,249,467	- 1,707,357
Increase / (Decrease) in amounts owed to credit institutions	483,605	- 37,719
(Decrease) / Increase in other liabilities	- 27,257	346,755

Net cash from financing activities	20,045,347	20,595,175

Summary statement of cash flows

Cash and cash equivalents at 1st of January	23,296,421	17,580,747

Net cash from :
(1) operating activities	- 16,089,269	- 10,515,435
(2) investing activities	- 92,498	- 58,582
(3) financing activities	20,045,347	20,595,175

Cash and cash equivalents at 30th June	27,160,001	27,601,905

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	6,564	7,074
Bills maturing within three months of issue	4,379,272	4,394,485
Loans and advances to credit institutions :
-accounts repayable on demand	177,071	140,777
-term deposits accounts	22,597,094	23,059,569
	27,160,001	27, 601,905

Statement of movements in consolidated own funds

(in EUR ’000)

	30.06.2005	31.12.2004
Share Capital
Subscribed capital	163,653,737	163,653,737
Uncalled	-155,471,050	-155,471,050
Called Capital	8,182,687	8,182,687
Less : Capital called but not Paid	- 553,247	- 543,738
Paid-in capital	7,629,440	7,638,949

Reserves and profit for the year:

Reserve Fund
Balance at beginning of the year	16,365,374	13,641,249
Appropriation of prior year’s profit	0	998,846
Payable by Member States	0	1,725,279

Balance at end of the year	16,365,374	16,365,374
Less : Receivable from Member States	-1,398,162	-1,374,131
Paid in balance at end of the year	14,967,212	14,991,243

Additional Reserves
Balance at beginning of the year without IFRS adjustments	430,989	- 131,182
Cumulative adjustments arising from the application of IAS 39	- 343,094	- 234,032
Adjustment arising from re-measurement of ERI in application of IAS 39	470,184	585,952

Balance at beginning of the year with IFRS adjustments	558,079	220,738
Appropriation of prior year’s profit	1,249,559	562,171
Adjustment arising from re-measurement of ERI in application of IAS 39	0	- 115,768
Present value adjustment for paid in capital and receivable reserves	0	- 234,468
Changes in fair value during the year	22,969	39,943
Net losses transferred to net profit due to impairment	0	9,744
Change in cash flow hedges during the year	0	75,719
Balance at end of the year	1,830,607	558,079

Fund for general banking risks
Balance at end of prior year	1,050,000	1,105,000
Appropriation of prior year’s profit	- 135,000	- 55,000
Balance at beginning of the year	915,000	1,050,000

Funds allocated to Structured Finance facility
Balance at beginning of the year	500,000	500,000
Appropriation of prior year’s profit	0	0
Transfer from Special Supplementary Reserves	0	0
Balance at end of the year	500,000	500,000

Funds allocated to Venture Capital Operations
Balance at beginning of the year	1,755,067	1,868,769
Appropriation of prior year’s profit	- 75,734	- 113,702
Balance at end of the year	1,679,333	1,755,067

Profit for the period	585,672	1,038,825

Consolidated reserves and profit for the year:	20,477,824	19,893,214

Total consolidated own funds	28,107,264	27,532,163

European Investment Bank

Appendix I – June 30, 2005

NOTES TO THE CONDENSED CONSOLIDATED INTERIM

FINANCIAL STATEMENTS

NOTE A	Basis of Presentation

The accompanying condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2005 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2005 and December 31, 2004 are prepared on a consolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the appropriation of part of the surplus to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks through appropriation of the surplus is recorded for the six-month period ended June 30, 2005. The profit for the six-month period ended June 30, 2005 is not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

The condensed consolidated financial statements as at and for the periods ended June 30, 2005 and the financial statements as at and for the year ended December 31, 2004 were prepared in accordance with International Financial Reporting Standards (IFRS).

Certain prior-year figures have been reclassified to conform to the current year’s presentation.

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2004.

NOTE B	Summary Statement of Loans (in Eur ’000)

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	108,591,348	132,048,296	240,639,444

- Undisbursed portion	9,958,122	30,007,287	39,965,409

Aggregate loans granted	118,549,470	162,055,583	280,605,053

European Investment Bank

Appendix I – June 30, 2005

NOTE C	Long Term Obligations

[See following page for summary statement of debts.]

NOTE D	Commitment to purchase the remaining EIF shares

The Bank now holds 61.90% of the EIF’s subscribed capital as at June 30, 2005.

Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of this put option, the EIB was offering to buy these shares from the EIF’s other shareholders on the June 30, 2005 for a price of EUR 315,000 per share. Eleven shareholders took up the option to sell 55 shares back to the EIB.

Following the expiration of the put option on the 30th of June, 2005, the EIB Management Committee and Board of Directors have decided to renew the put option. The offer to buy the remaining shares from the EIF’s other shareholders is now based on a price that follows the agreed formula. The formula is applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised. The new agreement comes into force on the 30th of June, 2005.

NOTE E	Commitments, Contingent Liabilities and other memorandum items

[See following pages for summary statement of commitments and contingent liabilities.]

NOTE C - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2005 (in EUR’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2004	AVERAGE RATE	OUTSTANDING AT 30.06.2005	AVERAGE RATE	DUE DATES	31.12.2004	AVERAGE RATE	30.06.2005	AVERAGE RATE	OUTSTANDING AT 31.12.2004	OUTSTANDING AT 30.06.2005
EUR	92,999,717	4.36	96,290,826	4.33	2005/2040	33,909,793 +	2.31	37,767,337 +	2.23	126,909,510	134,058,163
GBP	49,929,812	5.65	55,078,306	5.63	2005/2054	8,943,846 -	4.55	9,656,295 -	4.54	40,985,966	45,422,011
DKK	107,544	6.00	53,680	5.00	2010/2010	257,221 +	1.94	111,458 +	1.90	364,765	165,138
SEK	816,465	4.25	951,103	4.34	2007/2025	1,035,759 +	1.97	984,255 +	1.68	1,852,224	1,935,358
USD	51,991,353	3.93	62,298,944	3.91	2005/2045	10,700,087 -	2.23	12,627,040 -	3.13	41,291,266	49,671,904
CHF	2,527,059	3.52	2,441,125	3.49	2006/2015	209,208 +	0.00	0 +	0.00	2,736,267	2,441,125
JPY	5,850,827	4.25	7,278,223	3.82	2005/2035	1,815,968 -	-0.16	5,721,731 -	-0.16	4,034,859	1,556,492
NOK	546,349	6.14	391,637	6.21	2006/2008	392,438 -	1.78	228,665 -	2.02	153,911	162,972
CAD	426,413	6.69	469,799	6.69	2005/2045	365,497 -	0.00	402,685 -	0.00	60,916	67,114
AUD	3,095,825	5.14	3,585,143	5.15	2005/2013	3,095,825 -	0.00	3,459,238 -	0.00	0	125,905
CZK	1,204,390	4.86	1,190,113	4.90	2007/2028	530,000 +	2.35	901,939 +	1.58	1,734,390	2,092,052
HKD	683,790	5.75	717,101	5.61	2005/2019	683,790 -	0.00	717,101 -	0.00	0	0
NZD	382,598	6.06	760,338	6.13	2006/2014	382,598 -	0.00	760,338 -	0.00	0	0
ZAR	1,281,999	9.94	1,290,675	9.53	2006/2018	845,129 -	9.74	719,115 -	9.47	436,870	571,560
HUF	1,300,972	7.78	1,399,450	7.66	2005/2015	1,046,975 -	9.29	1,023,637 -	6.77	253,997	375,813
PLN	602,054	6.56	655,910	6.60	2005/2017	202,239 -	6.39	36,037 -	4.94	399,815	619,873
TWD	885,409	3.50	941,201	2.95	2005/2013	885,409 -	0.00	941,201 -	0.00	0	0
BGN	51,127	4.88	51,127	4.88	2009/2009	51,127 -	0.00	51,127 -	0.00	0	0
MXN	0	0.00	57,595	9.25	2007/2007	0 +	0.00	57,595 -	0.00	0	0
TRY	0	0.00	829,788	12.74	2006/2015	0 +	0.00	829,788 -	0.00	0	0
MTL	23,026	3.80	23,294	3.80	2009/2009	23,026 -	0.00	23,294 -	0.00	0	0
SIT	16,683	4.75	16,704	4.75	2014/2014	16,683 -	0.00	16,704 -	0.00	0	0
SKK	101,718	5.00	102,594	5.00	2023/2028	86,153 +	8.29	122,351 +	8.29	187,871	224,945
IAS 39	4,107,867		11,897,277

TOTAL	218,932,997		248,771,953

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: 551 million). All such borrowings are hedged in full through swap operations.

NOTE E Commitments, Contingent Liabilities and other memorandum items (in EUR ’000)

		30.06.2005		31.12.2004
Commitments
- EBRD capital
. uncalled		442,500		442,500
- Undisbursed loans
. credit institutions	9,958,122		9,957,261
. customers	30,007,287		32,981,176

		39,965,409		42,938,437
- Undisbursed venture capital operations		1,191,931		1,123,697

Guarantees:
- In respect of loans granted by third parties		2,239,364		2,306,555
- In respect of venture capital operations		36,329		35,238
Fiduciary operations		5,297,850		5,313,846
Assets held on behalf of third parties
- SME Guarantee Facility	90,284		101,578
- European Technology Facility	101,015		105,053
- Map Equity	41,200		40,978
- Guarantee Fund treasury management	1,298,700		1,612,856
- Investment Facility – Cotonou	182,925		170,502
- Map guarantee	51,821		58,715
- Seed Capital Action	176		175
- Special Section	2,234,067		2,325,690

		4,000,188		4,415,547
Special deposits for service of borrowings		139,218		168,254

Securities portfolio
- securities receivable		1,168,286		11,000
- securities payable		10,000		18,000

Interest-rate swap and deferred rate-setting contracts		210,221,156		187,837,168

Currency swap contracts payable		57,325,666		51,620,888

Currency swap contracts receivable		54,762,806		45,070,041

Put option granted to EIF minority shareholders (Note D)		215,442		257,355

Borrowings arranged but not yet signed		2,582,477		216,168

Swaps arranged but not yet signed		2,155		120

Securities lent		495,614		461,278

EIB

BALANCE SHEET

AS AT 30 JUNE 2005

(in EUR ’000)

ASSETS		30.06.2005		31.12.2004
1. Cash in hand, balances with central banks and post office banks		6,564		30,667

2. Treasury bills eligible for refinancing with central banks		2,578,610		2,641,892

3. Loans and advances to credit institutions
a) repayable on demand	138,303		163,320
b) other loans and advances	22,550,644		17,908,212
c) loans (Note B)	107,779,080		102,686,478

		130,468,027		120,758,010

4. Loans and advances to customers
a) loans (Note B)	128,404,530		119,288,495
b) specific provisions	- 235,000		- 235,000

		128,169,530		119,053,495

5. Debt securities including fixed-income securities
a) issued by public bodies	1,100,540		1,185,116
b) issued by other borrowers	8,198,856		7,783,332

		9,299,396		8,968,448
6. Shares & other variable-yield securities		1,024,490		939,371

7. Participating Interests (Note C)		280,157		262,832

8. Intangible assets		5,938		6,569

9. Property, furniture and equipment		161,864		132,822

10. Other assets
a) sundry debtors	474,536		416,153

		474,536		416,153

11. Subscribed capital and receivable reserves, called but not paid		2,103,612		2,103,612

12. Prepayments and accrued income		2,575,328		2,457,824

		277,148,052		257,771,695

OFF-BALANCE-SHEET ITEMS		30.06.2005		31.12.2004
Commitments
- EBRD capital
· uncalled		442,500		442,500
· to be paid in		0		8,438
- EIF capital
· uncalled		902,400		946,400
- Undisbursed loans
· credit institutions (Note B)	9,958,122		9,957,261
· customers (Note B)	30,007,287		32,981,176

		39,965,409		42,938,437
- Undisbursed venture capital operations		1,083,528		1,019,484

Guarantees
- In respect of loans granted by third parties		215,465		232,350
- In respect of venture capital operations		36,329		35,238
EIF treasury management		512,501		519,164
Guarantee Fund treasury management		1,298,700		1,612,856

LIABILITIES		30.06.2005		31.12.2004
1. Amounts owed to credit institutions
a) with agreed maturity dates or periods of notice	879,648		387,605

		879,648		387,605

2. Debts evidenced by certificates (Note D)
a) debt securities in issue	235,642,992		213,633,029
b) others	1,231,684		1,192,101

		236,874,676		214,825,130

3. Other liabilities
a) interest subsidies received in advance	242,856		247,493
b) sundry creditors	1,099,749		1,149,268
c) sundry liabilities	50,932		16,422
d) currency swap contracts adjustment account	2,615,749		6,577,497

		4,009,286		7,990,680

4. Accruals and deferred income		4,253,659		4,204,725

5. Provisions for liabilities and charges
a) staff pension fund	684,616		683,457
b) provision for guarantees issued in respect of loans granted by third parties	22,000		22,000
c) provision for guarantees issued in respect of venture capital operations	20,592		20,592

		727,208		726,049

6. Fund for general banking risks		915,000		915,000

7. Capital
- Subscribed	163,653,737		163,653,737
- Uncalled	- 155,471,050		- 155,471,050

		8,182,687		8,182,687

8. Reserves
a) reserve fund	16,365,374		16,365,374
b) additional reserves	1,995,112		538,361

		18,360,486		16,903,735
9. Funds allocated to structured finance facility		500,000		500,000
10. Funds allocated to venture capital operations		1,679,333		1,755,067

11. Profit for the financial year		766,069		1,381,017

		277,148,052		257,771,695

OFF-BALANCE-SHEET ITEMS		30.06.2005		31.12.2004
Special deposits for service of borrowings		139,218		168,254

Securities portfolio
- securities receivable		1,168,286		11,000
- securities payable		10,000		18,000

Nominal value of interest-rate swap contracts		210,221,156		187,837,168

Nominal value of currency swap contracts payable		57,325,666		51,620,888

Nominal value of currency swap contracts receivable		54,762,806		45,070,041

Nominal value of put option granted to EIF minority shareholders (Note C)		215,442		257,355

Borrowings arranged but not yet signed		2,582,477		216,168

Swaps arranged but not yet signed		2,155		120

Securities lending		495,614		458,761

PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED 30 JUNE 2005

(in EUR ’000)

		30.06.2005		30.06.2004		31.12.2004
1- Interest and similar income		4,946,978		4,436,809		9,191,751

2- Interest and similar charges		- 4,064,711		- 3,566,690		- 7,463,862

3- Income from participating interests		6,472		4,771		4,771

4- Commission income		19,769		22,157		35,867

5- Commission expense		- 3,692		- 3,607		- 7,431

6- Result on financial operations		2,146		- 4,235		- 3,880

7- Other operating income		7,636		5,782		17,966

8- General administrative expenses		- 123,573		- 119,992		- 264,404
a) staff costs	- 96,744		- 89,834		- 195,919
b) other administrative costs	- 26,829		- 30,158		- 68,485

9- Depreciation and amortisation		- 7,420		- 7,049		- 18,032
a) intangible assets	- 1,391		- 831		- 3,778
b) tangible assets	- 6,029		- 6,218		- 14,254

10- Value adjustments on loans and advances		0		0		- 60,000

11- Value adjustments on venture capital operations		- 18,525		- 37,588		- 76,162

12- Allocation to provision for guarantees issued		989		0		- 24,535

13- Value adjustments on shares and other variable yield securities		0		- 10,591		- 17,561

14- Extraordinary charges		0		0		- 68,471

15- Transfer from Fund for general banking risks		0		0		135,000

16- Profit for the period		766,069		719,767		1,381,017

CASH FLOW STATEMENT AS AT 30 JUNE 2005

(in EUR ’000)

	30.06.2005	30.06.2004
A. Cash flows from operating activities :
Profit for the half year	766,069	719,767
Adjustments :
Value adjustments on tangible and intangible assets	7,420	7,049
Value adjustment on shares and other variable yield securities	0	10,591
Value adjustment on venture capital operations	18,525	37,588
Increase / (Decrease) in accrued interest and commissions payable and interest received in advance	48,934	- 50,561
Decrease in accrued interest and commissions receivable	- 117,504	- 91,930
Investment portfolio amortisation	8,599	39,815

Profit on operating activities :	732,043	672,319

Net loan disbursements	- 18,325,536	- 19,630,111
Repayments	10,246,183	12,661,150
Effects of exchange rate changes on loans	- 6,129,284	- 3,378,595
Increase in treasury portfolios	- 442,854	- 375,599
Increase in venture capital operations	- 94,557	- 79,310
Increase in shares and other variable yield securities	- 650	- 1,633
(Increase) / decrease in securitised loans	- 495,046	60,129
(Increase) / decrease in assets	- 58,383	126,379

Net cash from operating activities	- 14,568,084	- 9,945,271

B. Cash flows from investing activities :
EBRD shares paid up	- 8,437	- 8,438
Purchases / Sales of EIF shares	- 17,325	667
Sales of securities	152,182	234,766
Purchases of securities	- 161,228	- 273,534
Increases in land, buildings and furniture	- 35,071	- 8,960
Increases in intangible fixed assets	- 760	- 415

Net cash from investing activities	- 70,639	- 55,914

C. Cash flows from financing activities :

Issue of borrowings	27,332,022	31,307,409
Redemption of borrowings	- 16,125,585	- 12,927,246
Effects of exchange rate changes on borrowings and swaps	6,965,469	3,505,703
Increases in currency swaps payable	- 1,333,575	- 504,649
Increase / (Decrease) in commercial paper	1,249,467	- 1,707,357
Increase / (Decrease) in amounts owed to credit institutions	492,043	- 29,282
(Decrease) / Increase in other liabilities	- 18,486	345,350

Net cash from financing activities	18,561,355	19,989,928

Summary statement of cash flows

Cash and cash equivalents at 1st January	23,131,014	17,479,778

Net cash from :
(1) operating activities	- 14,568,084	- 9,945,271
(2) investing activities	- 70,639	- 55,914
(3) financing activities	18,561,355	19,989,928

Cash and cash equivalents at 30th June	27,053,646	27,468,521

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	6,564	7,074
Bills maturing within three months of issue	4,358,135	4,384,412
Loans and advances to credit institutions :
-accounts repayable on demand	138,303	110,210
-term deposits accounts	22,550,644	22,966,825
	27,053,646	27,468,521

European Investment Bank

Appendix I – June 30, 2005

NOTES TO THE CONDENSED INTERIM

FINANCIAL STATEMENTS

NOTE A	Basis of Presentation

The accompanying condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2005 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2005. The profit for the six-month period ended June 30, 2005 is not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

These condensed financial statements as at and for the periods ended June 30, 2005 and the financial statements as at and for the year ended December 31, 2004 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2004.

NOTE B	Summary Statement of Loans (in Eur ‘000)

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	107,779,080	128,404,530	236,183,610

- Undisbursed portion	9,958,122	30,007,287	39,965,409

Aggregate loans granted	117,737,202	158,411,817	276,149,019

European Investment Bank

Appendix I – June 30, 2005

NOTE C	Participating Interests

•	This item for EUR 280,157,217 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,238,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

The Bank now holds 61.90% of the EIF’s subscribed capital as at June 30, 2005.

•	Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of this put option, the EIB was offering to buy these shares from the EIF’s other shareholders on the June 30, 2005 for a price of EUR 315,000 per share. Eleven shareholders took up the option to sell 55 shares back to the EIB.

Following the expiration of the put option on the 30th of June, 2005, the EIB Management Committee and Board of Directors have decided to renew the put option, by offering to buy the remaining shares from the EIF’s other shareholders at a price, based on an agreed formula being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised. The new agreement comes into force on the 30th of June, 2005.

NOTE D	Long Term Obligations

[See following page for summary statement of debts.]

NOTE D - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2005 (in EUR ’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2004	AVERAGE RATE	OUTSTANDING AT 30.06.2005	AVERAGE RATE	DUE DATES	31.12.2004	AVERAGE RATE	30.06.2005	AVERAGE RATE	OUTSTANDING AT 31.12.2004	OUTSTANDING AT 30.06.2005
EUR	92,999,717	4.36	96,290,826	4.33	2005/2040	33,909,793 +	2.31	37,767,337 +	2.23	126,909,510	134,058,163
GBP	49,929,812	5.65	55,078,306	5.63	2005/2054	8,943,846 -	4.55	9,656,295 -	4.54	40,985,966	45,422,011
DKK	107,544	6.00	53,680	5.00	2010/2010	257,221 +	1.94	111,458 +	1.90	364,765	165,138
SEK	816,465	4.25	951,103	4.34	2007/2025	1,035,759 +	1.97	984,255 +	1.68	1,852,224	1,935,358
USD	51,991,353	3.93	62,298,944	3.91	2005/2045	10,700,087 -	2.23	12,627,040 -	3.13	41,291,266	49,671,904
CHF	2,527,059	3.52	2,441,125	3.49	2006/2015	209,208 +	0.00	0 +	0.00	2,736,267	2,441,125
JPY	5,850,827	4.25	7,278,223	3.82	2005/2035	1,815,968 -	-0.16	5,721,731 -	-0.16	4,034,859	1,556,492
NOK	546,349	6.14	391,637	6.21	2006/2008	392,438 -	1.78	228,665 -	2.02	153,911	162,972
CAD	426,413	6.69	469,799	6.69	2005/2045	365,497 -	0.00	402,685 -	0.00	60,916	67,114
AUD	3,095,825	5.14	3,585,143	5.15	2005/2013	3,095,825 -	0.00	3,459,238 -	0.00	0	125,905
CZK	1,204,390	4.86	1,190,113	4.90	2007/2028	530,000 +	2.35	901,939 +	1.58	1,734,390	2,092,052
HKD	683,790	5.75	717,101	5.61	2005/2019	683,790 -	0.00	717,101 -	0.00	0	0
NZD	382,598	6.06	760,338	6.13	2006/2014	382,598 -	0.00	760,338 -	0.00	0	0
ZAR	1,281,999	9.94	1,290,675	9.53	2006/2018	845,129 -	9.74	719,115 -	9.47	436,870	571,560
HUF	1,300,972	7.78	1,399,450	7.66	2005/2015	1,046,975 -	9.29	1,023,637 -	6.77	253,997	375,813
PLN	602,054	6.56	655,910	6.60	2005/2017	202,239 -	6.39	36,037 -	4.94	399,815	619,873
TWD	885,409	3.50	941,201	2.95	2005/2013	885,409 -	0.00	941,201 -	0.00	0	0
BGN	51,127	4.88	51,127	4.88	2009/2009	51,127 -	0.00	51,127 -	0.00	0	0
MXN	0	0.00	57,595	9.25	2007/2007	0 +	0.00	57,595 -	0.00	0	0
TRY	0	0.00	829,788	12.74	2006/2015	0 +	0.00	829,788 -	0.00	0	0
MTL	23,026	3.80	23,294	3.80	2009/2009	23,026 -	0.00	23,294 -	0.00	0	0
SIT	16,683	4.75	16,704	4.75	2014/2014	16,683 -	0.00	16,704 -	0.00	0	0
SKK	101,718	5.00	102,594	5.00	2023/2028	86,153 +	8.29	122,351 +	8.29	187,871	224,945

TOTAL	214,825,130		236,874,676

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: 551 million). All such borrowings are hedged in full through swap operations.